EXHIBIT 99.1


          ADTRAN, Inc. Reports Third Quarter 2007 Results and
                   Declares Quarterly Cash Dividend


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Oct. 15, 2007--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter of 2007. Sales were $123,821,000 for the quarter compared to $123,674,000 for the second quarter of 2007 and $132,650,000 for the third quarter of 2006. Net income was $21,453,000 for the quarter compared to $19,843,000 for the second quarter of 2007 and $24,208,000 for the third quarter of 2006. Earnings per share, assuming dilution, were $0.31 for the quarter compared to $0.28 for the second quarter of 2007 and $0.33 for the third quarter of 2006.

    ADTRAN Chief Executive Officer Tom Stanton stated, "Although the environment proved challenging in the third quarter, we continued to move forward in our growth product areas. Optical Access product revenues grew substantially quarter to quarter reflecting a broad-based increase in activity. Internetworking products achieved their fifth sequential record revenue quarter led by strong NetVanta product line sales growth. Our long term outlook remains bright as we continue to see success operationalizing recent awards as well as capturing new customer opportunities."

    The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2007. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on November 1, 2007. The ex-dividend date is October 30, 2007, and the payment date is November 15, 2007.

    The Company also confirmed that its third quarter conference call will be held Tuesday, October 16, 2007 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

    An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

    ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,600 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.

    For more information, contact the company at 800 9ADTRAN (800
923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

    This press release contains forward-looking statements which reflect management's best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended June 30, 2007. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.



                       Condensed Balance Sheet
                              Unaudited
                            (In thousands)

                                                    September December
                                                       30,       31,
                                                      2007      2006
                                                    --------- --------
Assets
Cash and cash equivalents                            $ 32,850 $ 40,147
Short-term investments                                137,192   99,700
Accounts receivable, net                               69,300   56,769
Other receivables                                       4,367    7,481
Income tax receivable, net                                  -    1,446
Inventory, net                                         47,874   53,117
Prepaid expenses and other current assets               9,620   10,505
                                                    ------------------
Total current assets                                  301,203  269,165

Property, plant and equipment, net                     77,312   80,194
Deferred tax assets, net                                  890        -
Other assets                                              503      534
Long-term investments                                 130,694  189,765
                                                    ------------------
Total assets                                         $510,602 $539,658
                                                    ==================

Liabilities and Stockholders' Equity
Accounts payable                                     $ 28,553 $ 30,321
Unearned revenue                                        5,395    5,802
Accrued expenses                                        4,729    3,827
Accrued wages and benefits                              7,611    9,579
Income tax payable, net                                    62        -
                                                    --------- --------
Total current liabilities                              46,350   49,529

Deferred tax liabilities, net                               -      694
Other non-current liabilities                           8,218    4,667
Bonds payable                                          48,500   48,812
                                                    ------------------
Total liabilities                                     103,068  103,702

Stockholders' equity                                  407,534  435,956
                                                    ------------------
Total liabilities and stockholders' equity           $510,602 $539,658
                                                    ========= ========




                   Condensed Statements of Income
                (In thousands, except per share data)
                              Unaudited

                                Three     Three      Nine      Nine
                                Months    Months    Months    Months
                                 Ended     Ended     Ended     Ended
                               September September September September
                                30, 2007  30, 2006  30, 2007  30, 2006
                               --------- --------- --------- ---------

Sales                          $123,821  $132,650  $357,807  $363,594
Cost of sales                    49,703    54,015   144,340   148,020
                               ---------------------------------------

Gross profit                     74,118    78,635   213,467   215,574

Selling, general and
 administrative expenses         25,335    25,911    77,966    76,942
Research and development
 expenses                        18,735    18,346    56,639    53,581
                               ---------------------------------------

Operating income                 30,048    34,378    78,862    85,051

Interest income                   2,842     3,370     8,756    10,281
Interest expense                   (631)     (633)   (1,876)   (1,900)
Net realized investment gain        240        55       508     1,129
Other income, net                   203        93       700       442
Life insurance proceeds               -         -     1,000         -
                               ---------------------------------------

Income before provision for
 income taxes                    32,702    37,263    87,950    95,003

Provision for income taxes      (11,249)  (13,055)  (29,726)  (33,726)
                               ---------------------------------------

Net income                     $ 21,453  $ 24,208  $ 58,224  $ 61,277
                               =======================================

Weighted average shares
 outstanding
   Basic                         67,526    71,688    68,554    74,537
   Diluted (1)                   68,872    73,478    70,009    76,550

Earnings per common share
   Basic                       $   0.32  $   0.34  $   0.85  $   0.82
   Diluted (1)                 $   0.31  $   0.33  $   0.83  $   0.80

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.




                  Condensed Statements of Cash Flow
               For the nine months ended September 30,
                              Unaudited
                            (In thousands)

                                                    2007       2006
                                                 ---------- ----------
Cash flows from operating activities:
Net income                                       $  58,224  $  61,277
Adjustments to reconcile net income to net cash
provided by operating activities:
     Depreciation and amortization                   8,049      8,225
     Amortization of net premium on available-
      for-sale investments                           1,664      2,489
     Gain on sale of long-term investments            (508)    (1,325)
     Loss on disposal of property, plant and
      equipment                                         64         68
     Stock-based compensation expense                6,740      6,094
     Deferred income taxes                          (3,090)    (2,140)
     Tax benefit from stock option exercises         4,220      1,380
     Excess tax benefits from stock-based
      compensation arrangements                     (3,132)      (860)
 Change in operating assets and liabilities:
     Accounts receivable, net                      (12,531)    (7,252)
     Other receivables                               3,114     (3,857)
     Income tax receivable, net                      1,446          -
     Inventory, net                                  5,243      3,477
     Prepaid expenses and other assets                 620       (152)
     Accounts payable                               (1,768)     9,285
     Accrued expenses and other liabilities            598     (4,759)
     Income tax payable, net                           352        858
                                                 ---------------------
Net cash provided by operating activities           69,305     72,808

Cash flows from investing activities:

Purchases of property, plant and equipment          (5,231)    (4,822)
Proceeds from sales and maturities of available-
 for-sale investments                              177,572    255,325
Purchases of available-for-sale investments       (152,310)  (247,849)
Acquisition of business                                  -       (400)
                                                 ---------------------
Net cash provided by investing activities           20,031      2,254

Cash flows from financing activities:
Proceeds from stock option exercises                15,045      3,764
Purchases of treasury stock                        (96,599)  (141,616)
Dividend payments                                  (18,628)   (20,389)
Payments on long-term debt                            (312)      (500)
Excess tax benefits from stock-based compensation
 arrangements                                        3,132        860
                                                 ---------------------
Net cash used in financing activities              (97,362)  (157,881)
Net decrease in cash and cash equivalents           (8,026)   (82,819)
Effect of exchange rate changes                        729        406
Cash and cash equivalents, beginning of period      40,147    112,794
                                                 ---------------------
Cash and cash equivalents, end of period         $  32,850  $  30,381
                                                 =====================



    CONTACT: ADTRAN, Inc.
             Jim Matthews, 256-963-8775
             Senior Vice President/CFO
             or
             INVESTOR SERVICES/ASSISTANCE:
             Gayle Ellis, 256-963-8220